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Exhibit 10.22

LEASE AMENDMENT #1

        This Amendment is dated for referenced purposed only August 28, 2000, by and between, Marvin L. Oates as Trustee of the Marvin L. Oates Trust dated March 7, 1995, as Lessor, and overstocks.com, a Utah corporation, as Lessee.

RECITALS

        1.    The Parties hereto have entered into a certain Lease ("LEASE") dated March 15, 2000, regarding premises described therein as 955 South 3800 West, Suite 100, Salt Lake City, Utah 84104, consisting of approximately 109,725, square feet of warehouse space, including approximately 1,500 square feet of office space.

        2.    The parties desire to amend the lease by providing for temporary space and exercising tenant's option to lease the adjacent space.

AGREEMENT

        The parties agree as follows:

        1.    TEMPORARY SPACE: Lessee shall occupy two bays on a temporary basis and in accordance with the following terms and conditions:

          A.    Premises: The two bays immediately to the west of and adjacent to the First Right Space (see Exhibit A)

          B.    Size: 43,890 square feet

          C.    Commencement Date: To be determined upon occupancy

          D.    Expiration Date: Month-to-month occupancy cancelable with fourteen (14) days notice by either party. The term for the Temporary space shall be no longer than six (6) months and the expiration date will in no event be later than March 31, 2001.

          E.    Rent: $13,167.00 per month ($0.30 p.s.f.) True Gross (Tenant shall not be responsible for payment of the share of operating expenses attributable to the Temporary Space.)

        2.    EXCLUSIVE RIGHT TO LEASE: Lessee hereby exercises their Exclusive Right to Lease as contained in Paragraph 57 of the original Lease.

          A.    Premises: The three bays immediately west of and adjacent to the initial leased space containing 109,725 square feet ("First Right Space") (see Exhibit A).

          B.    Size: 65,835 square feet (This expansion shall increase the total leased premises from 109,725 square feet to 175,560 square feet.

          C.    Commencement: The day immediately following the termination date on the Temporary Space discussed above.

          D.    Expiration Date: The expiration date for this space shall be the same as the original space, August 20, 2005.

          E.    Rent: Upon commencement of the term for the First Right Space, Lessee shall pay additional rent in the amount of $18,433.80 per month ($0.28 p.s.f.) NNN. The rent schedule shall be adjusted as follows:

Commencement - 7/19/01	$49,156.80	$0.28 p.s.f. NNN
8/20/01 - 8/19/02	$50,912.40	$0.29 p.s.f. NNN
8/20/02 - 8/19/03	$52,668.00	$0.30 p.s.f. NNN
8/20/03 - 8/19/04	$54,423.60	$0.31 p.s.f. NNN
8/20/04 - 8/20/05	$56,179.20	$0.32 p.s.f. NNN

          F.    Option Payment: Upon commencement of the term on this space, the additional option rents discussed in Section 57 of the base lease, which was paid to keep the exclusive right shall be eliminated.

          G.    Early Occupancy: Tenant shall have access to the First Right Space upon commencement of and during the term of the Temporary Space for the purposes of installing racking and lighting.

        3.    LETTER OF CREDIT: Lessee shall increase the letter of credit by $60,000, from $200,000 to $260,000. The amount available to be drawn against the letter of credit shall be reduced by $25,000 on the beginning of the 7th, 13th, 19th, 25th, 31st and 37th month, as depicted below.

Beginning of Month	Date of Reduction	Amount of Reduction	Balance of Letter of Credit
			$260,000.00
7	1/20/01	$(25,000.00)	$235,000.00
13	7/20/01	$(25,000.00)	$210,000.00
19	1/20/02	$(25,000.00)	$185,000.00
25	7/30/02	$(25,000.00)	$160,000.00
31	1/20/03	$(25,000.00)	$135,000.00
37	7/20/03	$(25,000.00)	$110,000.00

        4.    RIGHT OF FIRST REFUSAL TO LEASE: With the exception of lease renewals by existing tenants, the Lessee is hereby granted, by the Lessor, a one-time right of first refusal to lease the approximately 43,890 square feet of space immediately adjacent to the west side of Lessee's First Right Space. See Exhibit A. This right of first refusal to lease is in effect beginning upon mutual execution of this Amendment #1 and will expire upon expiration of the term, provided:

          A.    Lessee is not in default under any of the conditions and provisions of this lease.

          B.    The Lessee agrees to lease said adjacent space in its entirety. The Lessor shall not be required to make any adjustments in the demising walls, or other tenant improvements unless by separate agreement between the parties at such time.

          C.    Lessor hereby agrees to provide written notice defining the terms and conditions of the proposed lease.

          D.    Lessee shall, within five (5) days after receipt of the Lessor's notice that a third party offer has been received for the space, indicate, in writing, its agreement to lease said space pursuant to the terms and conditions of the third party offer. If Lessee does not give notice in writing to Lessor within five (5) days of its intent to lease the adjacent space, Lessor thereafter shall have the right to lease said space to a third party.

        5.    ADDITIONAL OPTIONS: Tenant has no additional or remaining options other than the right of first refusal discussed in Paragraph 4 above.

        All other terms and conditions of the Lease shall remain the same in full force and effect.

        IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be executed as of the day and year written below.

LESSOR:		LESSEE:
Marvin L. Oates as Trustee of the Marvin L. Oates Trust dated March 7, 1995		overstocks.com a Utah corporation
By:	/s/ MARVIN L. OATES Marvin L. Oates Trustee of the Marvin L. Oates Trust dated March 7, 1995	By:	/s/ OVERSTOCK.COM, INC.
Date:		Date:

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  Exhibit 10.22
LEASE AMENDMENT #1